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                                                                    EXHIBIT 4(d)



                         COMPUTER IDENTICS CORPORATION

                           1993 STOCK INCENTIVE PLAN


1.   PURPOSE OF THE PLAN.

     The Computer Identics Corporation 1993 Incentive Plan is adopted to promote the interests of the Company by enabling the Company to attract and retain key employees and consultants with long-term incentives to improve corporate performance.


2.   DEFINITIONS.

     As used in the Plan, the following definitions apply to the terms indicated below:

     (a) "Board of Directors" shall mean the Board of Directors of the Company.

     (b)  "Change in Control" shall mean:

          (i) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

          (ii) the occurrence of any of the following events:

               (1) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

               (2) a majority of individuals who are nominated by the Board of Directors for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors; or

               (3) the Board of Directors determines in
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          its sole and absolute discretion that there has been a change in control of the Company.


     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" shall mean the Committee of the Board of Directors appointed by it from time to time to administer the Plan.

     (e) "Common Stock: shall mean the Company's common stock, $.10 par value per share.

     (f) "Company" shall mean Computer Identics Corporation, a Massachusetts corporation.

     (g) "Continuous Employment" means with respect to any Employee, the continued employment of such Employee by the Company or any Subsidiary without interruption or termination after the grant of an Option to such Employee. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board (provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is mandated by contract or statute) or in the case of transfers between locations of the Company or between the Company, any Subsidiary or any of their respective successors.

     (h) "Disability" shall mean any physical or mental condition constituting permanent and total disability within the meaning provided by Section 22(e)(3) of the Code.

     (i) "Fair Market Value" of a share of Common Stock with respect to any day shall be (i) the closing sales price of a share of Common Stock on the immediately preceding business day during which such Common Stock was traded as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or by the National Association of Securities Dealers Automated Quotation National Market System, if quoted thereon, or (ii) if not so listed or admitted to trading or quoted, the average of the closing bid and asked prices on the immediately preceding business day during which such Common Stock was traded as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that none of the methods given above for determining Fair Market Value is applicable, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

     (j) "Fair Market Value" of a share of Common Stock with respect to any day shall be (i) the closing sales price of a share

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of Common Stock on the immediately preceding business day during which such
Common Stock was traded as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or by the National Association of Securities Dealers Automated Quotation National Market System, if quoted thereon, or (ii) if not so listed or admitted to trading or quoted, the average of the closing bid and asked prices on the immediately preceding business day during which such Common Stock was traded as reported on the National Association of Securities Dealers Automated Quotation System or
(iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that none of the methods given above for determining Fair Market Value is applicable, Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

     (k) "Forfeiture Conditions" shall mean conditions such as performance or duration of employment, the happening of which will result in forfeiture of Restricted Stock.

     (l) "Incentive Award" shall mean an Option, Tandem SAR or Restricted Stock granted pursuant to the terms of the Plan.

     (m) Incentive Stock Option" shall mean an Option which is intended at the time of grant to be an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

     (n) "Misconduct" shall mean that the Participant has committed an act of embezzlement, fraud or theft with respect to the property or business of the Company or a Subsidiary or deliberately disregarded the rules of the Company or a Subsidiary in such a manner as to cause material loss, damage or injury to or otherwise endanger the property, reputation, employees or business prospects of the Company or a Subsidiary.

     (o) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidence.

     (p) "Option" shall mean an option to purchase shares of Common Stock of the Company granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidence.

     (q) "Participant" shall mean an employee of the Company who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successor, heirs, executors and administrators ("Successors"), as

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the case may be, to the extent hereinafter set forth. It shall also mean, where the context indicates, a consultant to the Company to whom a Non-Qualified Stock Option or Restricted Stock is granted.

     (r) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

     (s) "Plan" shall mean the Computer Identics Corporation 1993 Stock Incentive Plan, as it may be amended from time to time.

     (t) "Predecessors Plan" shall mean the Company's 1987 Incentive Stock Option Plan.

     (u) "Restricted Period" means a period set by the Committee commencing with the date of a grant of Restricted Stock during which such Restricted Stock is subject to forfeiture.

     (v) "Rule 16b-3" means Rule 16b-3 promulgated by the Commission under the Act or any similar successor regulation exempting certain transactions involving stock-based compensation arrangements from the liability provisions of Section 16 of the Act, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission.

     (w) "Section 16 Person" means an Employee who is subject to Section 16 of the Act, as interpreted by the rules and regulations promulgated by the Commission thereunder, as adopted and amended from time to time, and by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission.

     (x) "Restricted Stock" shall mean Common Stock awarded by the Committee under Section 8.

     (y) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (z) "Subsidiary" shall mean any corporation in which at the time of reference the Company owns, directly or indirectly, stock comprising more than fifty percent of the total combined voting power of all classes of stock of such corporation.

     (aa) "Tandem SAR" shall mean a stock appreciation right granted pursuant to
Section 7 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

3.   STOCK SUBJECT TO THE PLAN.

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     Under the Plan, the Committee may grant to Participants  (i) Options, (ii)
Tandem SARs or (iii) Restricted Stock.  Subject to adjustment as provided in
Section 9 hereof, the Committee may grant Options and Restricted Stock under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed 600,000 shares, plus such number of the 1,300,000 Shares of Common Stock authorized for issuance and sale under the Predecessor Plan which
(x) as of the date this Plan is approved by the stockholders of the Company, are not subject to grants of stock options then outstanding under the Predecessor Plan (from and after stockholder approval of this Plan, no further grants shall be made under the Predecessor Plan, but any grants of stock options outstanding under the Predecessor Plan at the time of such approval shall continue in full force and effect in accordance with their respective terms) or (y) to the extent grants outstanding under the Predecessor Plan as of the date of stockholder approval of this Plan are not exercised in full, are, as of any subsequent date no longer subject to grants under the Predecessor Plan by reason of such grants having expired or lapsed or having been cancelled, surrendered, forfeited or otherwise terminated. The inclusion under this Plan of such Shares reserved for issuance and sale under the Predecessor Plan as hereinabove provided shall not be affected by the expiration or other termination of the Predecessor Plan. The Shares issued and sold upon the exercise of Options may be treasury Shares, Shares of original issue or a combination thereof. The grant of a Tandem SAR shall not reduce the number of shares of Common Stock with respect to which Options or Restricted Stock may be granted pursuant to the Plan.

     In the event that any outstanding Option expires, terminates or is cancelled for any reason (other than pursuant to Paragraph 7(b)(ii) hereof), or any Restricted Stock is forfeited, the shares of Common Stock subject to the unexercised portion of such Option or the Shares of Restricted Stock forfeited shall again be available for grants under the Plan. In the event that an outstanding Option is cancelled pursuant to Paragraph 7(b)(ii) hereof by reason of the exercise of a Tandem SAR, the shares of Common Stock subject to the cancelled portion of such Option shall not again be available for grants under the Plan.

     Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.


4.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a Committee of the Board of Directors consisting of not less than two members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3. The Committee shall from time to time designate the key employees of the Company and its Subsidiaries who

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shall be granted Incentive Awards and the amount and type of such Incentive
Awards. It shall also have the power to make grants of Non-Qualified Stock Options and Restricted Stock to consultants and determine the terms and conditions of such grants.

     The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

     The Committee may, in its absolute discretion, accelerate the date on which any Option granted under the Plan becomes exercisable or the date when the Restricted Period or Forfeiture Condition of any Restricted Stock expires.

     In addition, the Committee may, in its absolute discretion, grant options to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Options with higher exercise prices) as the Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other Incentive Awards, Incentive Awards granted pursuant to the preceding sentence of this
Section 4 shall not count against the limits set forth in such Section 3.

     No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.


5.   ELIGIBILITY.

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company and its Subsidiaries who have responsibility for the management of the business of the Company (including officers of the Company and its Subsidiaries, whether or not they are also directors of the Company and its Subsidiaries) as the Committee shall select from time to time. Non-Qualified Stock Options and Restricted Stock may, in the Committee's discretion, be granted to non-employees rendering important consulting functions to the Company or its subsidiaries.

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6.   OPTIONS.

     The Committee may grant Options pursuant to the Plan. Such Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

     (a) Identification of Options.  All Options granted under the Plan shall be
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clearly identified in the agreement evidencing such Options as Incentive Stock
Options or as Non-Qualified Stock Options.

     (b) Exercise Price.  The exercise price of any Non-Qualified Stock Option
         --------------
granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the minimum price required by law. The exercise price of any Incentive Stock Option granted under the Plan shall be such price as the Committee shall determine on the date of grant but not less than 100% of the Fair Market Value of a share of Common Stock on that date.

     (c)  Term and Exercise of Options.
          ----------------------------

          (i) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, that no option granted to a Section 16 Person shall be exercisable prior to the expiration of six months from date of grant; further provided that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

          (ii) Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $500. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreements evidencing such Option and any related Tandem SARs shall be returned to the Participant

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          exercising such Option together with the delivery of the certificates described in Section 6(c)(v) hereof.

          (iii) An Option shall be exercised by delivering written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised and accompanied by the purchase price. To constitute an effective exercise of an Option, such notice and payment shall be addressed to the attention of the Treasurer of the Company and must be received at the principal executive officer of the Company (A) with respect to an Option that is terminated for "Misconduct" pursuant to paragraph (e) of this Section 6, prior to the time of the occurrence of the event constituting such Misconduct or
          (B) with respect to any other Option, by 5:00 p.m., local time, on the date of expiration or termination of the Option.

          (iv) Payment for shares of Common Stock purchased upon the exercise of an Option and for any withholding taxes shall be made on the effective date of such exercise either (A) in cash, by check or wire transfer or
          (B) in shares of Common Stock already owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or any combination of the above. Any payment in already-owned Shares of Common Stock shall be effected by the delivery of such shares duly endorsed in blank or accompanied by stock powers duly executed in blank. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, Shares withheld from the Shares to be issued upon exercise of the Option, either alone or in any combination with any of the other acceptable forms of consideration recited in this subparagraph (iv), will also be an accepted form of consideration for payment of the exercise price for Shares to be issued upon exercise of an Option and/or of the taxes required to be withheld in connection with the exercise of an Option. In addition to, or in any combination with, the acceptable forms of consideration recited above in this subparagraph (iv), the Committee may determine in its sole discretion

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          at the time of grant of an Option, and if the Committee so determines, shall provide in the Option Agreement evidencing such Option, that the Company will accept in payment of the exercise price for the Shares to be issued upon exercise of an Option and the taxes required to be withheld in connection with such exercise, a commitment for the delivery of the Company of proceeds from the sale, pursuant to a brokerage or similar arrangement approved in advance by the Committee in its sole discretion, of Shares to be issued upon exercise of the Option. The forms of consideration which will be accepted in payment of the exercise price for an Option and related withholding taxes shall be specified in the Option Agreement evidencing such Option, and the person or persons entitled to exercise the Option shall be entitled to elect from those so specified the form(s) to be used in effecting payment with respect to a particular exercise; provided that any election by a Section 16 Person to use already owned Shares or have Shares withheld from those issuable upon such exercise shall be effective only made in accordance with the applicable requirements of Rule 16b-3; and provided further that a commitment for the delivery to the Company of proceeds from the sale, pursuant to a brokerage or similar arrangement, of Shares to be issued upon exercise of an Option will not be accepted from a Section 16 Person if such a sale would be matched with such exercise to result in "short-swing" profit liability under Section 16(b) of the Act on the part of such Section 16 Person with respect to such transaction.

          (v) Certificate for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

          (vi) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

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     (d) Limitations on Grant of Incentive Stock Options. The provisions set
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forth in subsection (d) are additional requirements to be satisfied if options are to qualify as incentive stock options under the Internal Revenue Code and which will be observed, to the extent they are applicable at the time, by the Committee in making grants intended to be Incentive Stock Options.

          (i) The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock options plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, the portion of the Incentive Stock Options which exceed $100,000 shall automatically be deemed to be Non-Qualified Stock Options, all other terms and provisions of such options shall remain unchanged and the Company shall designate such options as Non-Qualified Stock Options on its books and identify any Common Stock issued upon exercise thereof as deriving from Non-Qualified Stock Options.

          (ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (within the meaning of Section 425 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

          (iii) The term of an option intended to be an Incentive Stock Option shall not exceed ten (10) years from date of grant.

     (e) Effect of Termination of Employment.  Except as may otherwise be
         -----------------------------------
specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement

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evidencing such Option, upon the termination of a Participant's Continuous
Employment (other than by reason of the Participant's death, disability or retirement), he may exercise his Option (to the extent that he was entitled to exercise it at the time of such termination of employment) until the earlier of
(i) the date three (3) months (or such longer period of time as is determined by the Committee in its sole discretion at the time of such termination of employment, provided that if the Committee intends that a particular Option continue to qualify as an Incentive Stock Option, the Committee will have to observe such restrictions as may be imposed by applicable tax laws on the post-termination period within which an Incentive Stock Option may be exercised if it wishes to ensure that any post-termination exercise of such Option is made only within the period permitted by such laws) after the effective date of the termination of his employment or (ii) the expiration date of such Option and the Option shall terminate on the earlier of such dates; provided, however, that if the Participant is terminated by the Company for Misconduct, then such Option shall terminate effective as of the time of the conduct constituting such Misconduct. The Committee shall determine whether a Participant's employment was terminated by reason of Misconduct.

     (f) Death of Participant.  Except as may otherwise be specified by the
         --------------------
Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, upon the death of a Participant:

          (i) who is at the time of his death in the employ of the Company or a Subsidiary and who shall have been in Continuous Employment since the date of grant of the Option, the Option may be exercised (to the extent the Participant would have been entitled to do so had he continued living and terminated employment six (6) months after the date of death) by his Successor until the earlier of (A) the date six
          (6) months (or, if the Committee intends that a particular Option qualify as an Incentive Stock Option, such lesser period of time within which the applicable tax laws may require that the Option be exercised in order for such Option so to qualify) following the date of the Participant's death or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates; or

          (ii) within one (1) month after the termination of Continuous Employment other than termination by the Company or a Subsidiary for Misconduct or due to

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          disability, the Option may be exercised (to the extent the Participant was entitled to do so at the date of termination of Continuous Employment) by his Successor until the earlier of (A) the date six(6) months following the date of the Participant's death (or, if the Committee intends that a particular Option qualify as an Incentive Stock Option, such lesser period of time within which the applicable tax laws may require that the Option be exercised in order for such Option so to qualify), or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

     (g) Disability of Participant.  Except as may otherwise be specified by the
         -------------------------
Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, if a Participant's Continuous Employment terminates due to Disability, the Option may be exercised (to the extent the Participant was entitled to do so as of the effective date of the termination of his employment by reason of such disability) until the earlier of
(i) the date one (1) year after the effective date of such termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

     (h) Retirement of Participant.  Except as may otherwise be specified by the
         -------------------------
Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, if a Participant's Continuous Employment terminates by reason of (A) his retirement at any age entitling him to benefits under the provisions of any retirement plan of the Company or any Subsidiary in which such Participant participates; or (B) retirement at any time after attaining age 60 (whichever circumstance is applicable constituting "retirement"), the Option may be exercised (to the extent the Participant shall be entitled to do so as of the effective date of the termination of his employment by reason of such retirement) until the earlier of (i) the date three
(3) months after the effective date of the termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

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     (i) Acceleration of Exercise Date Upon Change in Control. Upon the
         ----------------------------------------------------
occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Option and the Plan.

     (j) Consultants.  The provisions of Section 6(e) through (h) shall not
         -----------
apply to Options which may be granted to consultants and as to which the Committee shall specify conditions of termination.


7.   TANDEM STOCK APPRECIATION RIGHTS.

     The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

     (a) Benefit Upon Exercise.  The exercise of Tandem SAR with respect to any
         ---------------------
number of shares of Common Stock shall entitle a Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (ii) the exercise price of the related Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of ten (10) business days, after the effective date of such exercise.

     (b)  Term and Exercise of Tandem SAR.
          -------------------------------

          (i) A Tandem SAR shall be exercisable at the same time and to the same extent (on a proportional basis, with any fractional amount being rounded down to the immediately preceding whole number) as its related Option. Notwithstanding the first sentence of this Paragraph 7(b), a Tandem SAR relating to an Incentive Stock Option may be exercised with respect to a share of Common Stock only if the Fair Market Value of such share on the effective date of such exercise exceeds the exercise price relating to such share.

          (ii) The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal

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          number of shares. The exercise price of an Option, or the
          cancellation, termination or expiration of an Option (other than pursuant to this paragraph (ii)), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of shares of Common Stock subject to such Option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

          (iii) Each Tandem SAR shall be exercisable in whole or in part; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $500. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Tandem SAR, the agreements evidencing such Tandem SAR and its related Option shall be returned to the Participant exercising such Tandem SAR together with the payment described in Section 7(a) hereof.

          (iv) During the lifetime of a Participant, each Tandem SAR granted to him shall be exercisable only by him. No Tandem SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option.

          (v) A Tandem SAR shall be exercised by delivering written notice to the Company's principal office no less than three business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable agreements evidencing the Tandem SAR and its related Option shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.


8.   RESTRICTED STOCK.

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

     The Committee may make grants of Restricted Stock at such purchase price or, if permitted by law, such nominal purchase price as it determines upon the following rules and conditions:

     (a) Restricted Stock Grants.  Grants of Restricted Stock shall be evidenced
         -----------------------
by restricted stock agreements in such form as the Committee determines shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Each Restricted Stock Agreement with a
Section 16 Person shall also provide for such minimum holding period from date of grant to the disposition of shares as may be required by Rule 16b-3.

     (b) Issuance of Restricted Stock.  Upon determination of the number of
         ----------------------------
Shares of Restricted Stock to be granted to a Participant, the Committee shall direct that a certificate representing the number of Shares of Common Stock to be issued to the Participant with the Participant as the registered owner. The certificate representing such Shares shall either be legended to reflect the restriction as to sale, transfer, assignment, pledge or other encumbrance during the Restricted Period or, at the election of the Committee, deposited by the participant, together with a stock power endorsed in blank, with the Company.

     (c) Dividends and Voting Rights.  During the Restricted Period, the
         ---------------------------
Participant shall have the right to receive dividends from and to vote the Shares of Restricted Stock provided that the Committee may, at the time of the making of the grant, determine and so provide that any stock dividends payable with respect to Restricted Stock to be deposited with the Company and held by it subject to forfeiture on the happening of a Forfeiture Condition or release upon the lapse of same.

     (d) Delivery.  The Restricted Stock Agreement shall specify (i) the
         --------
duration of the Restricted Period and (ii) the nature of the Forfeiture Conditions, the happening of which will result in the Restricted Stock being forfeited to the Company. At the end of the Restricted Period, the restrictions imposed hereunder shall lapse with respect to the number of Shares of Restricted Stock, as determined by the Committee, the legend shall be removed or the Shares delivered, as the case may be, with respect to such number. The Committee may, in its sole discretion, modify or accelerate the vesting of Shares of Restricted Stock.

     (e) Dispositions During Restricted Period.  Unless otherwise determined by
         -------------------------------------
the Committee at the time of the grant, during the Restricted Period applicable to any Restricted Stock, none of such Restricted Stock may be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of or encumbered.

     (f) Return or Cancellation of Restricted Stock.  Upon the happening of a
         ------------------------------------------
Forfeiture Condition, all of the Participant's rights, title and interest in the Restricted Stock shall be forfeited and the Restricted Stock shall be deemed cancelled and restored either to the authorized but unissued capital or treasury of the Company. The Participant will promptly return any certificates representing the Restricted Stock to the Company. Any such certificates on deposit with the Company shall be cancelled.

     (g) Lapse of Forfeiture Condition Upon Change of Control. Upon the
         ----------------------------------------------------
occurrence of a Change in Control, the Forfeiture Conditions to which outstanding Shares of Restricted Stock are subject, shall lapse.


9.   ADJUSTMENT UPON CHANGES IN COMMON STOCK.

     (a) Adjustment in General.  The number of Shares covered by each
         ---------------------
outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which due to the expiration, lapse, cancellation, surrender, forfeiture or other termination of an option under this Plan are again available for grant, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Shares of any other increase or decrease in the aggregate number of issued and outstanding Shares effected without receipt of consideration by the Company; provided, however, that the issuance of Shares pursuant to the conversion or exchange of any securities of the Company convertible into or exchangeable for Shares shall not be deemed to have been "effected without receipt of consideration." Any fractional Shares which would otherwise result from any such adjustments shall be eliminated either by deleting all fractional Shares or by appropriate rounding to the next higher (fractions of one-half or more) or lower (fractions of less than one-half) whole Share. All such adjustments shall be made by the Committee in its sole discretion. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares subject to an Option.

     (b) Outstanding Options and Tandem SARs - Certain Mergers. Subject to any
         -----------------------------------------------------
required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option and Tandem SAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

     (c) Outstanding Options and Tandem SARs - Certain Other Transactions.  In
         ----------------------------------------------------------------
the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or
(iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

     (A) cancel, effective immediately prior to the occurrence of such event, each Option (including each Tandem SAR related thereto) (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such Option; or

     (B) provide for the exchange of each Option (including any related Tandem
     SAR) (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the Option or stock appreciation right or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

     (d) Outstanding Options and Tandem SARs - Other Changes.  In the event of
         ---------------------------------------------------
any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 9(b) or (c) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options and Tandem SARs outstanding on the date on which such change occurs and in the per share exercise price of each such Option and Tandem SAR as the Committee may consider appropriate to prevent dilution or enlargement of rights.

     (e) No Other Rights.  Except as expressly provided in the Plan, no
         ---------------
Participant shall have any rights by reason of any subdivision or consolidation of Shares of stock of any class, the payment of any dividend, any increase or decrease in the number of Shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option and Tandem SAR.


10.  RIGHTS AS A STOCKHOLDER.

     No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 9 hereof, no adjustment to any Incentive Award shall be made for dividends or their rights for which the record date occurs prior to the date such stock certificate is issued.


11.  NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD.

     Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.


12.  SECURITIES MATTERS.

     (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws and regulations of governmental authority. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.


13.  WITHHOLDING TAXES.

     Whenever shares of Common Stock are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of a Tandem SAR, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise. Where withholding obligations are paid by the withholding of Shares to be issued upon exercise of an Option, such Shares shall be valued at their Fair Market Value on the date of exercise.

     Notwithstanding any other provisions of the Plan, a Section 16(b) Person may not make an election to pay the exercise price of an Option or related withholding taxes by having Shares withheld prior to the expiration of six months after the date on which the applicable Option was granted, except in the event of the death or Disability of the Participant. A Section 16(b) Person may not make such elections other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date or
(ii) at least six months prior to the date as of which the income attributable to the exercise of such Option is recognized under the Code. Such elections shall be irrevocable and shall be made by the delivery to the Company's principal office, to the attention of its Secretary, of a written notice signed by the Participant.


14.  AMENDMENT OF THE PLAN.

     The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall (i) except as provided in Section 9 hereof, increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.


15.  NO OBLIGATION TO EXERCISE.

     The grant to a Participant of an Option and Tandem SAR shall impose no obligation upon such Participant to exercise such Option and Tandem SAR.


16.  TRANSFERS UPON DEATH.

     Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments mad by the Participant in connection with the grant of the Incentive Award.


17.  EXPENSES AND RECEIPTS.

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.


18.  FAILURE TO COMPLY.

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.


19.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan was adopted by the Board of Directors on February 26, 1993, subject to approval by the shareholders of the Company in accordance with applicable law, the requirements of Section 422 of the Code and the requirements of Rule 16b-3. No Incentive Awards may be made under the Plan after February 26, 2003. Incentive Awards may be granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option and Tandem SAR may be exercised prior to the receipt of such approval. If the Plan is not so approved prior to December 31, 1993, then the Plan and all Incentive Awards then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.